Exhibit 99.1

Press Release
CONTACT:     Tricia Haugeto
(303) 386-1193
thaugeto@arraybiopharma.com

ARRAY ANNOUNCES COMPLETION OF BINIMETINIB AND ENCORAFENIB TRANSACTIONS
- Array to receive $85 million upfront payment from Novartis -
- Novartis to conduct and/or substantially fund all ongoing and several planned clinical studies, including COLUMBUS, NEMO and MILO -
-Array appoints Andrew Robbins Chief Operating Officer -

BOULDER, Colo., March 2, 2015 -- Following announcements from both Novartis and GlaxoSmithKline regarding close of their transactions, Array BioPharma Inc. (NASDAQ: ARRY) today announced the completion of both the binimetinib and encorafenib definitive agreements with Novartis. Along with global ownership of both assets, Array will receive an upfront payment of $85 million from Novartis.

Ron Squarer, Chief Executive Officer of Array, noted, “With the close of the Novartis-GSK transaction, Array now owns both binimetinib and encorafenib, two innovative oncology products in Phase 3, with plans for regulatory submissions in 2016. These transformative transactions have accelerated our path to commercialization and provide us with the opportunity to develop two potentially broadly active products in a number of indications.”

Leadership Changes
Array announced today that Andrew Robbins, Array’s Senior Vice President of Commercial Operations, has been appointed Chief Operating Officer, with responsibility for sales, marketing, manufacturing and business development activities at Array. In this expanded role, Mr. Robbins will be instrumental in ensuring successful commercialization of binimetinib and encorafenib.

Ron Squarer noted, “Since joining Array, Mr. Robbins has established himself as a key member of the leadership team, helping to shape Array’s strategy and execute our plans. I am confident in his ability to lead in this broader role as we evolve into a fully-integrated biopharmaceutical company.”

Array also announced that Dr. David Snitman, Chief Operating Officer, has announced his intention to retire at the end of June 2015. Until that time, Dr. Snitman will serve as Executive Vice President of Business Development.

“Since co-founding Array 17 years ago, Dr. Snitman has been instrumental in creating strategic partnerships that have been key to the growth and success of the company,” said Mr. Squarer. “The Array Board of Directors and I wish to thank him for his dedication and service.”

Novartis-Array Terms of the Agreements
Effective March 2, 2015, Novartis’ global, exclusive license to binimetinib terminated with all rights reverting to Array, and Array received global rights to encorafenib.  Array will receive an $85 million upfront payment from Novartis and reimbursement for certain transaction-related expenses. Novartis will provide transitional regulatory, clinical development and manufacturing services as specified below and will assign or license to Array patent and other intellectual property rights it owns to the extent they relate to binimetinib and encorafenib. All clinical trials involving binimetinib and encorafenib currently sponsored by Novartis or Array, including three pivotal trials, COLUMBUS (BRAF-mutant melanoma / NCT01909453), NEMO (NRAS-mutant melanoma / NCT01763164), and MILO (low-grade serous ovarian cancer / NCT01849874), will continue to be conducted as currently contemplated.

Other than a de minimis payment to Novartis from Array, there are no milestone payments or royalties payable between the parties under the encorafenib agreement. As part of the transactions, Array has agreed to obtain an experienced partner for global development and European commercialization of both binimetinib and encorafenib. If Array is unable to find a suitable partner in the prescribed time period, a trustee would have the right to sell such European rights. Array entered into a third party agreement necessary to complete the transactions. Net consideration Array agreed to pay amounts to $25 million. This payment is consistent with the earnings guidance provided on the quarterly conference call held on February 3, 2015.

Novartis will conduct and fund the COLUMBUS trial through the earlier of June 30, 2016 or completion of last patient first visit. At that time, Array will assume responsibility for the trial, while Novartis will reimburse Array’s out-of-pocket costs along with 50% of Array’s full time equivalent (FTE) costs in connection with completing the COLUMBUS trial. Novartis is responsible for conducting all other encorafenib trials until their completion or transfer to Array for a defined transition period. For all trials transferred to Array, Novartis will reimburse Array for out-of-pocket costs and 50% of FTE costs in connection with completing the trials.

Novartis will reimburse Array for all remaining out-of-pocket expenses and half of all remaining FTE costs associated with MILO, which Array will continue to conduct. For NEMO and all other ongoing and planned clinical trials for binimetinib (other than COLUMBUS, as described above), Novartis will conduct and solely fund each trial, until a mutually agreed-upon transition date to Array. Following this transition, Novartis will reimburse Array for all remaining out-of-pocket expenses and half of all remaining FTE costs required to complete these studies.

Novartis will remain responsible for conducting and funding development of the NRAS melanoma companion diagnostic until Premarket Approval is received from the U.S. Food and Drug Administration.  Following approval, Novartis will transfer the product and Premarket Approval to a diagnostic vendor of Array's designation.

Novartis also retains binimetinib and encorafenib supply obligations for all clinical and commercial needs for up to 30 months after closing and will also assist Array in the technology and manufacturing transfer of binimetinib and encorafenib. Novartis will also provide Array continued access to several Novartis pipeline compounds for use in currently ongoing combination studies, and possible future studies, including Phase 3 trials, with encorafenib and binimetinib.

About Array BioPharma
Array BioPharma Inc. is a biopharmaceutical company focused on the discovery, development and commercialization of targeted small molecule drugs to treat patients afflicted with cancer. Six Phase 3 studies are currently enrolling patients. These programs include two cancer drugs, binimetinib (MEK162 / wholly-owned) and selumetinib (AstraZeneca). For more information on Array, please go to www.arraybiopharma.com.

Forward-Looking Statement
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about the future development of binimetinib and encorafenib, the timing of the completion or initiation of further development of binimetinib and encorafenib, expectations that events will occur that will result in greater value for Array, the potential for the results of ongoing preclinical and clinical trials to support regulatory approval or the marketing success of a drug candidate, our ability to locate a suitable partner for binimetinib and encorafenib, the impact of the third party payment by Array on our results of operations, and our plans to build a late-stage development company. These statements involve significant risks and uncertainties, including those discussed in our most recent annual report filed on Form 10-K, in our quarterly reports filed on Form 10-Q, and in other reports filed by Array with the Securities and Exchange Commission. Because these statements reflect our current expectations concerning future events, our actual results could differ materially from those anticipated in these forward-looking statements as a result of many factors. These factors include, but are not limited to, our ability to continue to fund and successfully progress internal research and development efforts and to create effective, commercially-viable drugs; risks associated with our dependence on our collaborators for the clinical development and commercialization of our out-licensed drug candidates; the ability of our collaborators and of Array to meet objectives tied to milestones and royalties; our ability to effectively and timely conduct clinical trials in light of increasing costs and difficulties in locating appropriate trial sites and in enrolling patients who meet the criteria for certain clinical trials; risks associated with our dependence on third-party service providers to successfully conduct clinical trials within and outside the United States; our ability to achieve and maintain profitability and maintain sufficient cash resources; the extent to which the pharmaceutical and biotechnology industries are willing to in-license drug candidates for their product pipelines and to collaborate with and fund third parties on their drug discovery activities; our ability to out-license our proprietary candidates on favorable terms; and our ability to attract and retain experienced scientists and management. We are providing this information as of March 2, 2015. We undertake no duty to update any forward-looking statements to reflect the occurrence of events or circumstances after the date of such statements or of anticipated or unanticipated events that alter any assumptions underlying such statements.

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